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                                   EXHIBIT 21


      CONSOLIDATED SUBSIDIARIES OF HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

Subsidiary                              Jurisdiction                    D/b/a
----------                              ------------                    -----
Hanover Capital SPC, Inc                  Delaware                       None
Hanover Capital Repo Corp.                Delaware                       None
Hanover QRS-1 98-B, Inc.                  Delaware                       None
Hanover QRS-2 98-B, Inc.                  Delaware                       None
Hanover SPC-A, Inc.                       Delaware                       None

     UNCONSOLIDATED SUBSIDIARIES OF HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

Subsidiary                              Jurisdiction                    D/b/a
----------                              ------------                    -----
Hanover Capital Partners Ltd.             New York                       None
Hanover Capital Mortgage Corporation      Missouri                 California d/b/a
                                                               Missouri Hanover Capital
                                                                 Mortgage Corporation
Hanover Capital Securities, Inc.          New York                       None
Hanover Capital Partners 2, Inc.          Delaware                       None
Hanover SPC-2, Inc.                       Delaware                       None
HanoverTrade.com, Inc.                    Delaware                       None